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                                   [LETTERHEAD]





                                                                    Exhibit 23.3




                           CONSENT OF DARBY & DARBY P.C.


      We hereby consent to being named under the heading "Experts" in the Prospectus constituting part of this Registration statement on Form S-1 with respect to information contained under the captions "Risk Factors--Uncertainty of Patents and Proprietary Rights" and "Business--Patents and Proprietary Technology."



/s/ Peter Ludwig
-------------------------
Darby & Darby, P.C.


New York, New York


November 19, 1997